Exhibit 10.2

[CONFORMED AS EXECUTED]

DSB ASSUMPTION AGREEMENT

DSB ASSUMPTION AGREEMENT (the “Agreement”) dated as of April 18, 2006, by Arch Insurance Company (Europe) Limited, a private company limited by shares incorporated under the laws of England and Wales (the “Applicable Borrower”). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

W I T N E S S E T H :

WHEREAS, Arch Capital Group Ltd. (the “Parent Borrower”), Arch Capital Group (U.S.) Inc., various Designated Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, have entered into a Amended and Restated Credit Agreement dated as of November 29, 2005 (as amended, restated, supplemented or modified from time to time through the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Parent Borrower may designate one or more Persons as a Designated Subsidiary Borrower from time to time; and

WHEREAS, the Parent Borrower desires to designate the Applicable Borrower as a Designated Subsidiary Borrower for purposes of the Credit Agreement;

WHEREAS, the Applicable Borrower desires to execute and deliver this Agreement in order to become a party to the Credit Agreement as a Designated Subsidiary Borrower and a party to the Security Agreement and the Account Control Agreement, respectively, as a Grantor;

NOW, THEREFORE, IT IS AGREED:

1.                                       Assumption. By executing and delivering this Agreement, the Applicable Borrower hereby becomes a party to (i) the Credit Agreement as a “Designated Subsidiary Borrower” thereunder, and hereby expressly assumes all obligations and liabilities applicable to it as a “Designated Subsidiary Borrower” thereunder, (ii) the Security Agreement, as a “Grantor” thereunder, and hereby expressly assumes all obligations and liabilities applicable to it as a “Grantor” thereunder and (iii) the Account Control Agreement, as a “Grantor” thereunder, and hereby expressly assumes all obligations and liabilities applicable to it as a “Grantor” thereunder.

2.                                       Representations, Warranties and Agreements.  (a) In order to induce the Lenders to issue Letters of Credit (or increase the Stated Amount thereof) as provided in the Credit Agreement, the Applicable Borrower hereby makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the issuance of Letters of Credit for the account of the Applicable Borrower:

(i)  The execution, delivery and performance by the Applicable Borrower of this Agreement and the other Credit Documents (i) are within the Applicable Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate or other action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other organizational documents of the Applicable Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Applicable Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Applicable Borrower or any of its Subsidiaries (other than Liens in favor of the Administrative Agent and the Lenders).

(ii)  This Agreement and each other Credit Document constitutes valid and binding obligations of the Applicable Borrower enforceable in accordance with their terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(iii) All factual information (taken as a whole) heretofore or contemporaneously furnished by the Applicable Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in writing (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons in writing to the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished and all filings by the Parent Borrower or the Applicable Borrower, if any, with the Securities and Exchange Commission) not misleading at such time in light of the circumstances under which such information was provided; provided that, with respect to projections the Applicable Borrower represents only that the projections contained in such materials are based on good faith estimates and assumptions believed by the Applicable Borrower to be reasonable and attainable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Applicable Borrower’s control and that actual results during the period or periods covered by any such projections may differ from the projected results.

(iv) The Applicable Borrower is not subject to any bankruptcy or insolvency proceeding of the type referred to in Section 8.05 of the Credit Agreement.

(b) The Applicable Borrower hereby makes and undertakes, as the case may be, each representation and warranty as (i) a Borrower pursuant to Article IV of the Credit Agreement, (ii) a Grantor pursuant to Section 3 of the Security Agreement and (iii) a Grantor pursuant to Section 8 of the Account Control Agreement, in each case as of the date hereof

(except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty is made as of such earlier date).

2.                                       Collateral Accounts; Financing Statements. By executing and delivering this Agreement, the Applicable Borrower hereby agrees to:

(i)                                     establish and maintain with the Custodian (as defined in the Security Agreement) or an Affiliate thereof, a Deposit Account (as defined in the Security Agreement) and a Securities Account (as defined in the Security Agreement), each of which shall at all times be subject to the Account Control Agreement;

(ii)                                  authorize the Collateral Agent (as defined in the Security Agreement) to file such financing statements, in form and substance acceptable to the Collateral Agent, as the Collateral Agent may deem necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (as defined in the Security Agreement) owned by such Applicable Borrower; and

2.                                       Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

3.                                       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ARCH INSURANCE COMPANY (EUROPE) LIMITED

		By	/s/ Paul Robotham
Title: Chief Financial Officer

ACKNOWLEDGED:

ARCH CAPITAL GROUP LTD.

By	/s/ John Vollaro
Title: Executive Vice President &
Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By	/s/ Helen L. Newcomb
Title: Managing Director